UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report: March 15, 2017 (Date of earliest event reported March 15, 2017)

TCP INTERNATIONAL HOLDINGS LTD.

(Exact name of registrant as specified in its charter)

Switzerland	1-36521	Not Applicable

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Alte Steinhauserstrasse 1 6330 Cham, Switzerland

(Address of principal executive offices)

(330) 995-6111
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
As previously disclosed by TCP International Holdings Ltd. (the “Company”), on November 21, 2016, the New York Stock Exchange (the “NYSE”) suspended trading in the Company’s common stock and announced its intention to commence proceedings to delist the Company’s common stock from the NYSE. The Company subsequently appealed the NYSE’s delisting determination and requested that the determination be reviewed by a Committee of the Board of Directors of NYSE Regulation. On March 15, 2017, the Company withdrew its request for an appeal. As a result, the NYSE notified the Company of its intention to apply to the Securities and Exchange Commission for delisting of the Company’s common stock, which will remove the common stock from listing and registration on the NYSE.
The Company’s common stock currently trades under the symbol “TCPIF” on the OTC Link, which is operated by OTC Markets Group Inc.

Item 7.01.	Regulation FD Disclosure.
On March 15, 2017, the Company issued a press release regarding the withdrawal of its appeal and the delisting of its common stock from the NYSE. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01.    Financial Statements and Exhibits.
(d)     Exhibits.

EXHIBIT INDEX	DESCRIPTION
99.1	Press Release, dated March 15, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TCP INTERNATIONAL HOLDINGS LTD.

	By:	/s/ Zachary Guzy
Zachary Guzy
Chief Financial Officer
Date: March 15, 2017